EXHIBIT 99.1

Hallador Energy Company Reports Third Quarter 2024 Financial and Operating Results

- Signs Non-binding Term Sheet with Leading Global Data Center Developer to Supply Power for 10+ years -

- Q3 Total Revenue of $105.0 Million -

- Q3 Net Income of $1.6 Million or $0.04 Earnings per Share –

- Q3 Operating Cash Flow of ($12.9) Million -

- Q3 Adjusted EBITDA of $9.6 Million -

TERRE HAUTE, Ind., November 12, 2024 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”), today reported its financial results for the third quarter ended September 30, 2024.

“During the quarter, we reached an important milestone in our transformation to an independent power producer as we signed a non-binding term sheet with a leading global data center developer,” said Brent Bilsland, President and Chief Executive Officer. “Our team is working diligently to finalize definitive agreements with this partner and the relevant utility that will support the delivery of our energy and capacity to the large load end user. The proposed transaction involves selling the energy and capacity to the end-user through a utility or cooperative, which would be an “in front of the meter” transaction in contrast to the “behind the meter” structures that have created recent regulatory challenges for others. If we are successful in executing definitive agreements, the proposed transaction would contract the majority of our plant’s energy and capacity at prices higher than the forward curve for more than a decade to come.

“While we have not yet reached binding agreements, we are encouraged by our progress with this partner and by the strong interest we continue to see from other potential counterparties in our energy and capacity offerings, which have been bolstered by Indiana’s efforts to attract datacenters and other high density power users with its business-friendly climate and favorable tax policy. We believe we hold a considerable portion of the remaining unsold accredited capacity in MISO Zone 6, covering Indiana and parts of western Kentucky and we are well positioned to take advantage of the significant demand for our capacity.”

Bilsland continued, “Additionally, we have made considerable strides in strengthening our balance sheet in recent months. Subsequent to quarter end, we executed a $60 million prepaid power purchase agreement (PPA) and utilized $20 million of the proceeds to pay down bank term debt and $34 million to pay down the revolver. At the end of October our bank debt balance was $23.5 million compared to $91.5 million outstanding at the end of 2023. Between our strengthened balance sheet and an improving environment for both coal and power sales, we are poised to exit 2024 on strong footing which should allow us to capitalize on the long-term multi-year growth opportunities ahead.”

Third Quarter 2024 Highlights

●	Hallador returned to growth on both the top and bottom line compared to the second quarter.

o	Total revenue increased 12% to $105 million, driven by a 21% increase in electric sales to $71.7 million. This marks a near Company record for electric sales revenue mix, as Hallador continues to emphasize electric sales as an independent power producer.

o	Net income increased to $1.6 million compared to $(10.2) million in the second quarter, with adjusted EBITDA up significantly to $9.6 million compared to $(5.8) million as the Company returned to profitability through improved power pricing and lower costs per MWh at its Merom Power Plant.

●	The Company is now strengthening its balance sheet (post quarter-end) without equity dilution.

o	Total bank debt was $70.0 million at September 30, 2024, compared to $45.5 million at June 30, 2024 and $91.5 million at December 31, 2023.

o	Total liquidity was $34.9 million at September 30, 2024 compared to $60.7 million at June 30, 2024 and $26.2 million at December 31, 2023.

o	Subsequent to quarter-end, the Company secured a $60 million prepaid PPA and utilized $20 million of the proceeds to pay down bank term debt and $34 million to pay down its revolver. At October 31, 2024, total bank debt was $23.5 million and total liquidity was $53.8 million.

o	The Company did not utilize its ATM program in the third quarter or subsequent to quarter-end.

●	Hallador continues to focus on forward sales to secure its energy position.

o	At quarter-end, Hallador had total forward energy, capacity and coal sales to 3rd party customers of $937.2 million through 2029, up from $871.7 at the end of the second quarter.

o	Hallador signed a non-binding term sheet with a leading global data center developer to support the delivery of energy and capacity to a large load end user customer for 10+ years. The completion of the proposed transaction is subject to, among other matters, the negotiation and execution of definitive agreements and there can be no assurance that definitive agreements will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Financial Summary ($ in Millions and Unaudited)

	Q3 2023	Q1 2024	Q2 2024	Q3 2024
Electric Sales	$67.4	$58.8	$56.8	$71.7
Coal Sales - 3rd Party	$97.4	$49.6	$32.8	$31.7
Other Revenue	$1.0	$1.3	$1.3	$1.6
Total Revenue	$165.8	$109.7	$90.9	$105.0
Net Income (Loss)	$16.1	$(1.7)	$(10.2)	$1.6
Operating Cash Flow	$35.3	$16.4	$23.5	$(12.9)
Adjusted EBITDA*	$35.9	$6.8	$(5.8)	$9.6

*   Non-GAAP financial measure, defined as operating cash flows less effects of certain subsidiary and equity method investment activity, plus bank interest, less effects of working capital period changes, plus other amortization

Adjusted EBITDA should not be considered an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our method of computing Adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Management believes the non-GAAP financial measure, Adjusted EBITDA, is an important measure in analyzing our liquidity and is a key component of certain material covenants contained within our Credit Agreement, specifically the minimum quarterly EBITDA. Noncompliance with the covenants could result in our lenders requiring the Company to immediately repay all amounts borrowed. If we cannot satisfy these financial covenants, we would be prohibited under our Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of our liquidity. The required amount of Adjusted EBITDA is a variable based on our debt outstanding and/or required debt payments at the time of the quarterly calculation based on a rolling prior 12-month period.

Reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to cash provided by operating activities, the most comparable GAAP measure, is as follows (in thousands) for the three and nine months ended September 30, 2024 and 2023, respectively.

Reconciliation of GAAP "Cash provided by (used in) operating activities" to non-GAAP "Adjusted EBITDA"

(In $ Thousands and Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash provided by operating activities	$(12,906)	$35,284	$26,985	$79,527
Current income tax expense	—	(178)	—	315
Loss from Hourglass Sands	—	1	1	3
Loss from Sunrise Indemnity	—	—	12	—
Distribution from Sunrise Energy	—	—	—	(625)
Bank and convertible note interest expense	2,254	2,428	9,113	7,632
Working capital period changes	18,821	(8,285)	(24,659)	8,105
Other long-term asset and liability changes	51	(210)	(1,352)	(914)
ASC 606 Capacity Adjustment	—	3,703	(3,703)	3,703
Cash paid on asset retirement obligation reclamation	218	1,355	820	2,286
Other amortization	1,119	1,822	3,367	5,200
Adjusted EBITDA	$9,557	$35,920	$10,584	$105,232

Cash (used in) provided by investing activities	$(10,663)	$(18,136)	$(36,233)	$(48,684)

Cash (used in) provided by financing activities	$22,482	$(16,802)	$11,766	$(30,553)

Solid Forward Sales Position - Segment Basis, Before Intercompany Eliminations (unaudited):

	2024	2025	2026	2027	2028	2029	Total
Power
Energy
Contracted MWh (in millions)	0.81	2.56	1.83	1.78	1.09	0.27	8.34
Average contracted price per MWh	$35.51	$35.81	$55.37	$54.65	$53.07	$51.33
Contracted revenue (in millions)	$28.76	$91.67	$101.33	$97.28	$57.85	$13.86	$390.75

Capacity
Average daily contracted capacity MW	716	801	744	623	454	100
Average contracted capacity price per MW	$205	$198	$230	$226	$225	$230
Contracted capacity revenue (in millions)	$13.54	$57.89	$62.46	$51.39	$37.39	$3.47	$226.14

Total Energy & Capacity Revenue

Contracted Power revenue (in millions)	$42.30	$149.56	$163.79	$148.67	$95.24	$17.33	$616.89

Coal
Priced tons - 3rd party (in millions)	0.66	1.78	1.50	1.50	0.50	—	5.94
Avg price per ton - 3rd party	$48.02	$50.04	$56.17	$57.17	$59.00	$—
Contracted coal revenue - 3rd party (in millions)	$31.69	$89.07	$84.26	$85.76	$29.50	$—	$320.28

Committed and unpriced tons - 3rd party (in millions)	—	1	1	1	—	—	3

Total contracted tons - 3rd party (in millions)	0.66	2.78	2.50	2.50	0.50	—	8.94

TOTAL CONTRACTED REVENUE (IN MILLIONS) - CONSOLIDATED	$73.99	$238.63	$248.05	$234.43	$124.74	$17.33	$937.17

Priced tons - Merom (in millions)	0.27	2.30	2.30	2.30	2.30	—	9.47
Avg price per ton - Merom	$51.00	$51.00	$51.00	$51.00	$51.00	$—
Contracted coal revenue - Merom (in millions)	$13.77	$117.30	$117.30	$117.30	$117.30	$—	$482.97

TOTAL CONTRACTED REVENUE (IN MILLIONS) - SEGMENT	$87.76	$355.93	$365.35	$351.73	$242.04	$17.33	$1,420.14

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to our ability to execute definitive agreements with respect to the non-binding term sheet with a leading global data center developer. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2023, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Conference Call and Webcast

Hallador management will host a conference call on Tuesday, November 12, 2024 at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Tuesday, November 12, 2024

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.halladorenergy.com.

Hallador Energy Company

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,829	$2,842
Restricted cash	5,812	4,281
Accounts receivable	11,908	19,937
Inventory	31,077	23,075
Parts and supplies	39,663	38,877
Prepaid expenses	5,964	2,262
Assets held-for-sale	1,544	1,611
Total current assets	99,797	92,885
Property, plant and equipment:
Land and mineral rights	115,486	115,486
Buildings and equipment	529,818	537,131
Mine development	167,077	158,642
Finance lease right-of-use assets	19,869	12,346
Total property, plant and equipment	832,250	823,605
Less - accumulated depreciation, depletion and amortization	(360,173)	(334,971)
Total property, plant and equipment, net	472,077	488,634
Investment in Sunrise Energy	2,071	2,811
Other assets	5,785	5,450
Total assets	$579,730	$589,780

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of bank debt, net	$24,095	$24,438
Accounts payable and accrued liabilities	42,915	62,908
Current portion of lease financing	6,248	3,933
Deferred revenue	57,293	23,062
Contract liability - power purchase agreement and capacity payment reduction	41,049	43,254
Total current liabilities	171,600	157,595
Long-term liabilities:
Bank debt, net	42,918	63,453
Convertible notes payable	—	10,000
Convertible notes payable - related party	—	9,000
Long-term lease financing	9,234	8,157
Deferred income taxes	5,846	9,235
Asset retirement obligations	15,746	14,538
Contract liability - power purchase agreement	13,456	47,425
Other	2,133	1,789
Total long-term liabilities	89,333	163,597
Total liabilities	260,933	321,192
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.10 par value, 10,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 100,000 shares authorized; 42,599 and 34,052 issued and outstanding, as of September 30, 2024 and December 31, 2023, respectively	426	341
Additional paid-in capital	188,018	127,548
Retained earnings	130,353	140,699
Total stockholders’ equity	318,797	268,588
Total liabilities and stockholders’ equity	$579,730	$589,780

Hallador Energy Company

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
SALES AND OPERATING REVENUES:
Electric sales	$71,715	$67,403	$191,861	$230,812
Coal sales	31,662	97,420	114,093	280,596
Other revenues	1,667	945	4,221	3,888
Total sales and operating revenues	105,044	165,768	310,175	515,296
EXPENSES:
Fuel	13,176	11,345	31,674	99,959
Other operating and maintenance costs	33,320	65,551	106,714	139,979
Cost of purchased power	3,149	—	7,694	—
Utilities	3,185	4,507	10,955	13,347
Labor	26,721	37,639	88,444	114,698
Depreciation, depletion and amortization	13,838	16,230	42,930	51,375
Asset retirement obligations accretion	410	468	1,208	1,380
Exploration costs	62	171	179	682
General and administrative	6,471	6,054	20,218	18,596
Total operating expenses	100,332	141,965	310,016	440,016

INCOME FROM OPERATIONS	4,712	23,803	159	75,280

Interest expense (1)	(2,692)	(3,030)	(10,364)	(10,470)
Loss on extinguishment of debt	—	(1,491)	(2,790)	(1,491)
Equity method investment (loss)	(234)	(177)	(740)	(325)
NET INCOME (LOSS) BEFORE INCOME TAXES	1,786	19,105	(13,735)	62,994

INCOME TAX EXPENSE (BENEFIT):
Current	—	(178)	—	315
Deferred	232	3,208	(3,389)	7,638
Total income tax expense (benefit)	232	3,030	(3,389)	7,953

NET INCOME (LOSS)	$1,554	$16,075	$(10,346)	$55,041

NET INCOME (LOSS) PER SHARE:
Basic	$0.04	$0.49	$(0.27)	$1.66
Diluted	$0.04	$0.44	$(0.27)	$1.52

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	42,598	33,140	38,455	33,088
Diluted	43,018	36,848	38,455	36,748

Hallador Energy Company

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,346)	$55,041
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit)	(3,389)	7,638
Equity loss – Sunrise Energy	740	325
Cash distribution - Sunrise Energy	-	625
Depreciation, depletion, and amortization	42,930	51,375
Loss on extinguishment of debt	2,790	1,491
Loss (gain) on sale of assets	(536)	78
Amortization of debt issuance costs	1,251	2,838
Asset retirement obligations accretion	1,208	1,380
Cash paid on asset retirement obligation reclamation	(820)	(2,286)
Stock-based compensation	3,320	2,774
Amortization of contract asset and contract liabilities	(36,174)	(32,444)
Other	1,352	914
Change in operating assets and liabilities:
Accounts receivable	8,029	9,197
Inventory	(8,002)	14,874
Parts and supplies	(786)	(8,717)
Prepaid expenses	(1,098)	1,116
Accounts payable and accrued liabilities	(7,715)	(11,419)
Deferred revenue	34,231	(15,273)
Net cash provided by operating activities	26,985	79,527
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(39,606)	(48,746)
Proceeds from sale of equipment	3,373	62
Net cash used in investing activities	(36,233)	(48,684)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on bank debt	(86,500)	(56,463)
Borrowings of bank debt	65,000	33,000
Payments on lease financing	(4,105)	—
Proceeds from sale and leaseback arrangement	3,783	—
Issuance of related party notes payable	5,000	—
Payments on related party notes payable	(5,000)	—
Debt issuance costs	(654)	(5,940)
ATM offering	34,515	—
Taxes paid on vesting of RSUs	(273)	(1,150)
Net cash provided by (used in) financing activities	11,766	(30,553)
Increase in cash, cash equivalents, and restricted cash	2,518	290
Cash, cash equivalents, and restricted cash, beginning of period	7,123	6,426
Cash, cash equivalents, and restricted cash, end of period	$9,641	$6,716
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Cash and cash equivalents	$3,829	$2,573
Restricted cash	5,812	4,143
	$9,641	$6,716
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$8,679	$8,069
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Change in capital expenditures included in accounts payable and prepaid expense	$(7,825)	$3,214
Stock issued on redemption of convertible notes and interest	$22,993	$—

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at www.halladorenergy.com.

Company Contact

Marjorie Hargrave

Chief Financial Officer

(303) 917-0777

MHargrave@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com